Exhibit 10.2

AMENDED AND RESTATED RENEWAL PROMISSORY NOTE

$26,270,683.21 USD	Date: August 16, 2023

THIS PROMISSORY NOTE (this “Note”) made as of August 16, 2023, by CIO RESEARCH COMMONS, LLC, a Delaware limited liability company, CIO TECHNOLOGY POINT I & II, LLC, a Delaware limited liability company and CIO UNIVERSITY TECH, LLC, a Delaware limited liability company, having an address at c/o City Office REIT, Inc., 666 Burrard Street, Suite 3210, Vancouver, British Columbia V6E 2X8 Canada (each and collectively, with joint and several liability, “Borrower”), to BANKUNITED, N.A., national banking association, having an office at 7815 N.W. 148th Street, Miami Lakes, Florida 33016 (“Bank”). Capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Loan Agreement (as hereinafter defined).

This Note amends, restates and renews that certain Promissory Note dated September 2, 2016 in the face amount of $30,875,000.00 (the “Original Note”), given by Borrower and payable to Bank, as modified by that certain Loan Modification Agreement dated August 30, 2019. Florida documentary stamp tax in the amount of $108,062.50 were paid in connection with the recording of the Mortgage executed by CIO RESEARCH COMMONS, LLC, a Delaware limited liability company. Not additional documentary stamp or intangible are due with the execution and delivery of this Note as this Note renews the original indebtedness evidenced by the Original Note. A copy of the Original Note is attached to this Note.

1. Covenant to Pay

FOR VALUE RECEIVED, without grace, except as expressly provided for herein and in the Loan Agreement, Borrower does hereby covenant and promise to pay to the order of Bank, at Bank’s office at 7815 N.W. 148th Street, Miami Lakes, Florida 33016, or at such other place as Bank may designate to Borrower in writing from time to time, in legal tender of the United States, the principal amount of $26,270,683.21 or so much thereof as shall be outstanding from time to time (the “Principal Balance”), together with interest on the unpaid portion of said Principal Balance at the Interest Rate (as hereinafter defined), from the date of this Note until the Principal Balance and all interest accrued thereon shall be fully paid. The period from the date hereof through and including the Maturity Date (as hereinafter defined) is hereinafter referred to as the “Term.”

2. Interest Rate

The unpaid Principal Balance of this Note from day to day outstanding which is not past due, shall bear interest on a variable rate basis, at the rate per annum equal to the Interest Rate (as defined in the Interest Rate addendum attached to this Note), as may be adjusted from time to time, one or more times, with interest being assessed on the unpaid Principal outstanding from time to time.

3. Calculation of Interest

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding with no adjustment to period end dates.

4. Payment of Indebtedness

From and after the date hereof, interest on the Principal Balance shall accrue at the Interest Rate (as defined in the Addendum attached to this Note) and be payable as hereinafter provided:

a. On the first Interest Payment Date and each Interest Payment Date thereafter to but excluding the Maturity Date, Borrower shall pay to Bank accrued interest on the Principal Balance. In addition to the monthly payments of interest required pursuant to the immediately preceding sentence, commencing on the first Interest Payment Date and on each Interest Payment Date thereafter through the Maturity Date, Borrower shall pay to Bank principal in the amount set forth in Schedule 1 attached to this Note. “Interest Payment Date” means September 15, 2023 and each date that is on the 15th day in each calendar month thereafter until and including July 15, 2028; provided that, if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall after the Maturity Date, in which event such date shall be the Maturity Date.

b. The entire unpaid Principal Balance together with all accrued and unpaid interest and all other Debt (as defined in the Loan Agreement) shall be due and payable on August 16, 2028 (the “Maturity Date”). If any Debt is repaid on any date other than on an Interest Payment Date (whether prior to or after the Maturity Date), Borrower shall pay interest to and excluding the date of repayment.

Security

This Note is supplemented and/or secured by, inter alia, the following documents: (i) Loan Agreement made by and among Borrower and Bank dated September 2, 2016, by and between Borrower and Bank, as modified by that certain Loan Modification Agreement dated August 30, 2019, and as amended and restated by that certain Amended and Restated Loan Agreement dated of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), (ii) a Mortgage, Assignment of Leases and Rents and Profits, Security Agreement and Fixture Filing, dated as of September 2, 2016, and recorded on September 9, 2016 under Document No. 20160475032, as modified by that certain Notice of Modification dated as of August 30, 2019, and recorded on September 14, 2019 under Document No. 20190571857, and that certain Second Notice of Modification dated of even date herewith, a Mortgage, Assignment of Leases and Rents and Profits, Security Agreement and Fixture Filing, dated as of September 2, 2016, and recorded on September 9, 2016 under Document No. 20160475035, as modified by that certain Notice of Modification dated as of August 30, 2019, and recorded on September 14, 2019 under Document No. 20190571858, and that certain Second Notice of Modification dated of even date herewith, and a Mortgage, Assignment of Leases and Rents and Profits, Security Agreement and Fixture Filing, dated as of September 2, 2016, and recorded on September 9, 2016 under Document No. 20160475038, as modified by that certain Notice of Modification dated as of August 30, 2019, and recorded on September 14, 2019 under Document No. 20190571856, and that certain Second Notice of Modification dated of even date herewith, recorded or to be recorded in the Public Records of Orange County, Florida (each such mortgage and collectively all such mortgages, the “Mortgage”), encumbering the premises described thereunder located in the Central Florida Research Park, in the City of Orlando, Orange County, Florida (the “Property”); and (iii) an Assignment of Leases, Rents, Profits and Other Income dated as of September 2, 2016, and recorded on September 9, 2016 under Document No. 20160475033, an Assignment of Leases, Rents, Profits and Other Income dated as of September 2, 2016, and recorded on September 9, 2016 under Document No. 20160475036, and an Assignment of Leases, Rents, Profits and Other Income dated as of September 2, 2016, and recorded on September 9, 2016 under Document No. 20160475039, all in the Public Records of Orange County, Florida, encumbering the Property (each such assignment and collectively all such assignments, the “Assignment of Leases”), which documents specify various Events of Default upon the happening of which all sums due and owing under this Note may be declared immediately due and payable after all applicable notice and cure periods associated with such defaults.

5. Prepayment

(a) Provided no Event of Default then exists, Borrower shall have the right to prepay the Principal Balance, in whole, or in part without penalty or cost, upon not less than 10 days’ prior written notice (the “Prepayment Notice”) to Bank specifying the date on which prepayment is to be made (the “Prepayment Date”) and the amount of any such prepayment (the “Prepayment Amount”). On the Prepayment Date, Borrower shall pay (i) the Prepayment Amount, (ii) interest accrued and unpaid on the Prepayment Amount to and including the last day of the month in which the Prepayment Date occurs, (iii) in the event the Prepayment Amount equals the entire outstanding Principal Balance, all other unpaid.

(b) If any Prepayment Notice is given, the entire Prepayment Amount specified therein (together with the applicable Prepayment Premium and all other sums referred to above) shall be due and payable on the Prepayment Date set forth therein; provided, however, that Borrower shall have the right to rescind any Prepayment Notice by written notice to Bank delivered at any time on or prior to the Prepayment Date, in which event Borrower shall no obligation to make any prepayment or any other obligation or liability with respect to such rescinded Prepayment Notice, other than for the reimbursement of the reasonable out of pocket costs and expenses paid or incurred by Bank in connection with the anticipated prepayment described in such Prepayment Notice, which amounts shall be reimbursed to Bank promptly following demand therefor.

(c) Any partial prepayment made hereunder shall be applied first against any unpaid interest accrued or accruing at the Involuntary Rate, then to unpaid interest accrued or accruing at the Interest Rate, then to any amounts (other than principal) due and owing by Borrower to the Bank pursuant to the Loan Documents, and then against the Principal Balance in inverse order of maturity (i.e., so as to reduce the final payments of principal due and owing hereunder and not result in any reduction in or deferment of the monthly payments of principal due and owing hereunder).

(d) Borrower shall be responsible for the payment of all fees, costs and expenses incurred as a result of the termination of any Secured Swap Agreement or any portion thereof prior to maturity.

6. Waivers

Borrower hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably (i) waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, (ii) agrees to pay all reasonable out of pocket costs of collection when incurred by Bank, including, but not limited to, reasonable attorneys’ fees and disbursements (which costs may be added to the amount due under this Note and be receivable therewith) and (iii) agrees to perform and comply, with each of the terms, provisions, covenants and conditions contained in this Note, the Loan Agreement, the Mortgage and any of the other Loan Documents on the part of Borrower to be observed or performed.

7. No Release

No (a) release by Bank of any portion of the Premises (as defined in the Mortgage) or any other collateral being held as security for the payment by Borrower of the Debt, (b) granting by Bank of an extension of time for payment of this Note, or any installment thereof, or (c) alteration, amendment or waiver of any term, provision, covenant or condition of this Note or any Loan Document shall release, discharge, modify, change or affect the liability of Borrower under this Note or any of the other Loan Documents, except, with respect to (c) above, as expressly provided in such amendment to this Note or other Loan Document. The right to plead any and all statutes of limitations as a defense to any demand on this Note, or any guaranty hereof, or any agreement to pay the same, or any demand secured by the Mortgage, or any and all obligations and liabilities arising out of or in connection with this Note, the Loan Agreement or any of the other Loan Documents, is expressly waived by Borrower, and any endorsers and/or guarantors of this Note, to the fullest extent permitted by law.

8. Writings

This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9. Event of Default

It is hereby expressly agreed that the entire Debt shall, without notice (except as may be provided herein, in the Loan Agreement or in the Mortgage), become immediately due and payable at the option of Bank exercised upon any Event of Default and, in such event, the Mortgage may be foreclosed in accordance the terms thereof. All of the terms, provisions, covenants and conditions contained in the Loan Agreement, the Mortgage, the Assignment of Leases and the other Loan Documents which are to be kept and performed by Borrower are hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note. Failure to exercise such option or any other rights Bank may, in the event of any such Event of Default, be entitled to, shall not constitute a waiver of the right to exercise such option or any other rights in the event of any subsequent Event of Default, whether of the same or different nature.

10. Late Charge

If any sum payable under this Note (but excluding, however, the final installment of the outstanding Principal Balance due on the Maturity Date) is not paid within 10 days of its due date, Borrower shall pay upon demand a late payment charge (“Late Charge”) in the amount of 5.00% of such unpaid sum to defray the expenses incurred by Bank in handling and processing such delinquent payment, and such amount shall be secured by the Mortgage and the Loan Documents. Nothing contained herein shall be deemed to constitute a waiver or modification of the due date on which such sums are due and payable.

11. Involuntary Rate

In addition to any Late Charge which may be due under this Note, if the Debt is declared immediately due and payable by Bank pursuant to the provisions of this Note or any of the Loan Documents, or if any installment of principal or interest is not paid when due, or if the Debt is not paid in full on the Maturity Date, or if any other Event of Default shall have occurred, Borrower shall thereafter pay interest on the past due amount of principal or interest, or with respect to the acceleration of the Debt or an Event of Default, the outstanding Principal Balance, from the date of any of such events, as the case may be, until the date the installment of interest or principal is paid, the Debt is paid in full, or until such Event of Default is cured, at a per annum rate (the “Involuntary Rate”) equal to the lesser of (x) the then applicable Interest Rate plus 5.00% or (y) the Maximum Rate, as defined below.

12. Maximum Rate

In the event the interest provisions or any exactions provided for herein or in the Loan Agreement, the Mortgage or in any of the other Loan Documents shall result, because of the monthly reduction of principal or for any other reason, at any time during the Term in an effective rate of interest which, for any month, transcends the limit of the usury or any other law applicable to the Loan (the “Maximum Rate”), all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied in reduction of the Principal Balance immediately upon receipt of such moneys by Bank with the same force and effect as though Borrower had specifically designated such extra sums to be so applied to reduction of the Principal Balance and Bank had agreed to accept such extra payment(s) as a premium-free prepayment. In no event shall any agreed to or actual exaction as consideration for the Loan transcend the limits imposed or provided by the law applicable to this transaction or Borrower.

13. Application of Payments

If at any time Bank receives from Borrower a payment or a mandatory prepayment in an amount that is less than all amounts then due, Bank may apply that payment or prepayment (i) first, to interest accruing at the Involuntary Rate, (ii) then to interest accruing at the Interest Rate, (iii) then to any amounts (other than principal) then due and payable in accordance with the Loan Documents, and (iv) then to the outstanding Principal Balance. Borrower agrees that neither Bank’s acceptance of a payment or prepayment from Borrower in an amount that is less than all amounts then due, nor Bank’s application of such payment or a mandatory prepayment in the manner authorized in the immediately preceding sentence, shall be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

14. Notices

All notices, demands, requests, consents and other communications which are required or permitted to be given under this Note shall be sufficiently given when given as set forth in the Loan Agreement.

15. Applicable Law

This Note shall be construed in accordance with and be governed by the laws of the State of Florida without reference to principles of conflicts of law. Borrower hereby agrees to submit to personal jurisdiction in all state and federal courts located in the State Florida and County of Orange in any action or proceeding relating to this Note, the Loan Agreement, the Mortgage or any of the other Loan Documents. In furtherance of such agreement, Borrower consents and agrees to service of any summons, complaint or other legal process in any such suit, action or proceeding by registered or certified U.S. mail, postage prepaid, to Borrower care of its registered agent in the State of Delaware, with a copy to the address for Borrower above, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing in this instrument shall affect the validity or effectiveness of process served in any other manner permitted by law).

16. Waiver of Trial By Jury

Borrower, and by acceptance hereof, Bank, each hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note, the Loan Agreement, the Mortgage or any of the other Loan Documents.

17. Joint and Several

If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

18. Power

Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note and that the payment of the Debt constitutes a valid and binding obligation of Borrower.

19. Form

Whenever used in this Note, the singular number shall include the plural, the plural the singular, and the words “Borrower” and “Bank” shall include their respective successors and assigns.

20. Right of Set Off

If an Event of Default shall have occurred and be continuing after all applicable notice and cure periods associated with such Event of Default, Bank and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Bank or any such Affiliate to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Note, the Loan Agreement or any other Loan Document, irrespective of whether or not Bank shall have made any demand under this Note, the Loan Agreement or any other Loan Document. The rights of Bank and its respective Affiliates under this paragraph are in addition to other rights and remedies (including other rights of setoff) that Bank or its respective Affiliates may have. Bank agrees to notify Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

21. Construction

This Note shall be construed without regard to any presumption or other rule requiring construction against the party causing this Note to be drafted.

22. Bank

To the extent that any action is to be taken, any information is to be delivered to or by Bank, any determination is to be made, or any consent is to be given or withheld by Bank, any such action, delivery, determination or consent shall be taken, made or given or withheld, as the case may be, by Bank or any successor agent thereto.

23. Heirs, Successors and Assigns

All of the terms, provisions, covenants and conditions of this Note shall apply to, bind and inure to the benefit of, the heirs, executors, administrators, successors and assigns of Borrower and Bank, respectively.

[execution signature on the following page]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER: CIO RESEARCH COMMONS, LLC, a Delaware limited liability company

By:	SCCP Central Valley GP Corp., a Delaware corporation, its Manager

	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Its:	Treasurer

BORROWER: CIO TECHNOLOGY POINT I & II, LLC, a Delaware limited liability company

By:	SCCP Central Valley GP Corp., a Delaware corporation, its Manager

	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Its:	Treasurer

BORROWER: CIO UNIVERSITY TECH, LLC, a Delaware limited liability company

By:	SCCP Central Valley GP Corp., a Delaware corporation, its Manager

	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Its:	Treasurer